Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR OFFER TO EXCHANGE

$440,000,000 PRINCIPAL AMOUNT OF 9.000% SENIOR NOTES DUE 2020, THE ISSUANCE OF WHICH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

FOR

ANY AND ALL OUTSTANDING 9.000% SENIOR NOTES DUE 2020

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON                     , 2012 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

Registered holders of outstanding 9.000% Senior Notes due 2020 (the “Outstanding Notes”) who wish to tender their Outstanding Notes in exchange for a like principal amount of new 9.000% Senior Notes due 2020 (the “Exchange Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and all other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) on or prior to the Expiration Date, or who cannot comply with the book-entry transfer procedures on a timely basis, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by registered or certified mail, by hand or by overnight delivery service) or mailed to the Exchange Agent. See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Agent is:

U.S. BANK NATIONAL ASSOCIATION

By Mail or Hand Delivery or Facsimile:

U.S. BANK NATIONAL ASSOCIATION

60 Livingston Avenue

St. Paul, MN 55107

Attn: Specialized Finance

Facsimile: (651) 466-7372

For information or confirmation by telephone: (800) 934-6802

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated                     , 2012 of United Surgical Partners International, Inc. (the “Prospectus”), receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED
Name of Tendering Holder	Name and address of registered holder as it appears on the Outstanding Notes (Please Print)	Certificate Number(s) of Outstanding Notes Tendered (or Account Number at Book-Entry Facility)	Principal Amount of Outstanding Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

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THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at its address set forth on the reverse hereof, the certificates in proper form for transfer representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or Agent’s Message, with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:

(Authorized Signature)

Address:	Title:

Name:

(Zip Code)	(Please type or print)

Area Code and Telephone No.:

Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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